                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                             _____________________


                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


                                October 24, 1996
                       (Date of earliest event reported)


                           RELIANCE BANCSHARES, INC.
             (Exact name of registrant as specified in its charter)

                          Commission File No. 0-27624



             WISCONSIN                                    39-1834823
    (State or other jurisdiction                       (I.R.S. Employer
         of incorporation)                              Identification No.)


        3140 SOUTH 27TH STREET
        MILWAUKEE, WISCONSIN                                 53215
(Address of principal executive offices)                   (Zip Code)





                                 (414) 671-2222
              (Registrant's telephone number, including area code)

ITEM 5.  OTHER EVENTS

     On October 25, 1996, the Registrant announced that its Board of
Directors had declared a special distribution of $3.00 per share (the "Special Distribution"), payable on November 15, 1996 to shareholders of record on November 6, 1996. A significant portion of the Special Distribution is expected to represent a non-taxable return of capital to stockholders that would result in a reduction in the cost basis of each share. The exact amount of the Special Distribution that could be considered non-taxable will be determined after the Registrant's results of operations for the period beginning April 18, 1996 through December 31, 1996 have been finalized, and shareholders will be advised as soon as such determination has been made.

     For further information, reference is made to the press release dated October 25, 1996, which is attached hereto and incorporated herein by reference.


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(c)  EXHIBITS.

     99  Press Release dated October 25, 1996.

                                   SIGNATURES



     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                        RELIANCE BANCSHARES, INC.




Date:  October 24, 1996            By:   /s/ Allan T. Bach
                                         -----------------------------------
                                         Allan T. Bach, President and
                                           Chief Executive Officer

                               INDEX TO EXHIBITS

EXHIBIT                                                         SEQUENTIAL
NUMBER                  DESCRIPTION                             PAGE NUMBER
------                  -----------                             -----------
  99                    Press Release dated October 25, 1996         6


